UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2023

QUINCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 1250 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QNCX	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the closing of the EryDel Acquisition (as defined below), Quince Therapeutics, Inc., a Delaware corporation (“Quince” or the “Company”), together with its wholly owned subsidiaries, EryDel Italy, Inc., a Delaware corporation, and EryDel US, Inc., a Delaware corporation (each a “Quince Party” and together, collectively, the “Quince Parties”), have agreed to guarantee the obligations of EryDel S.p.A, a company with shares incorporated under the laws of Italy (“EryDel”), in respect of a EUR 30,000,000 unsecured credit facility (the “EIB Facility”) evidenced by the Finance Contract, dated as of July 24, 2020 (the “Existing Finance Contract” and, as amended by the Amendment, the “Amended Finance Contract”), by and between EryDel, as borrower, and the European Investment Bank, as lender (the “Lender”), by entering into (i) an Accession, Amendment and Restatement Agreement, dated as of October 20, 2023 (the “Amendment”), which amends and restates the Existing Finance Contract and joins each Quince Party thereto as a guarantor of the obligations of EryDel thereunder, and (ii) an Autonomous First Demand Guarantee (Garanzia Autonoma a Prima Richiesta) by each Quince Party respectively in favor of the Lender (collectively, the “Guarantees”).

As of October 20, 2023, approximately EUR 10.0 million has been disbursed to EryDel. The outstanding principal amount under the Finance Contract will become due and payable at maturity on August 11, 2026 and bears interest at a fixed rate of 9.00% per annum. The EIB Facility may be voluntarily prepaid at any time with at least 60 days’ prior notice, subject to a prepayment penalty.

Pursuant to the Finance Contract, each Quince Party will (i) make representations and warranties to EIB that are customary for facilities similar to the EIB Facility and (ii) become bound by customary affirmative and negative covenants, subject to customary exceptions. Quince, but not the other Quince Parties, will become subject to a requirement under the Finance Contract to maintain a certain minimum unrestricted balance of cash or cash equivalents during the term of the Finance Contract. A failure by a Quince Party to comply with any of the covenants applicable to it under the Finance Contract will, either immediately or after the passage of time in the case of those covenants that are subject to a grace period, constitute an event of default under the Finance Contract. Pursuant to the Guarantees, each Quince Party has agreed to guarantee EryDel’s obligations under the Finance Contract, which must be paid to EIB within five (5) business days of written demand therefor from EIB.

The description of the Finance Contract and the Guarantees set forth above does not purport to be complete and is qualified in its entirety by reference to the Finance Contract and the Guarantees, copies of which will be filed as exhibits to the Annual Report on Form 10-K for the period ending December 31, 2023.

Item 2.01	Completion of Acquisition or Disposition of Assets

Purchase Agreement

On October 20, 2023, the Company completed its previously announced acquisition (the “EryDel Acquisition”) of EryDel, pursuant to that certain Stock Purchase Agreement, dated as of July 21, 2023, (the “Purchase Agreement”), by and among the Company, EryDel, EryDel Italy, Inc., holders of EryDel capital stock and the managers of EryDel (the “EryDel Shareholders”) and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative, agent and attorney-in-fact of the EryDel Shareholders.

Pursuant to the terms of the Purchase Agreement, the Company issued 6,525,315 shares of common stock of the Company to the EryDel Shareholders, resulting in the EryDel Shareholders owning approximately 15.2% of the outstanding common stock of the Company. Up to an additional 725,036 shares of the Company’s common stock may be issued to the EryDel Shareholders upon the first anniversary of the closing of the EryDel Acquisition. The EryDel Shareholders have a contingent right to receive up to an aggregate of $485,000,000 in potential cash payments, comprised of up to $5,000,000 upon the achievement of a specified development milestone, $25,000,000 at NDA acceptance, up to $60,000,000 upon the achievement of specified approval milestones, and up to $395,000,000 upon the achievement of specified on market and sales milestones, with no royalties paid to EryDel.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s current report on Form 8-K filed on July 24, 2023 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2023, the board of directors of the Company (the “Board”) appointed Luca Benatti to serve as a director of the Company, effective as of the first business day following the closing of the EryDel Acquisition. Mr. Benatti was designated as a Class II director whose term expires at the Company’s 2024 Annual Meeting of Stockholders. Mr. Benatti is entitled to certain compensation that all of the Company’s outside directors receive under the terms of the Company’s Amended and Restated Outside Director Compensation Policy (the “Policy”) which was previously filed as Exhibit 10.17 to the Company’s Quarterly Report on Form 10-Q (No. 001-38890) filed on August 9, 2022.

In accordance with the Policy, Mr. Benatti is entitled to receive a $38,000 annual retainer for service as a Board member. Pursuant to the Policy, upon Mr. Benatti’s appointment to the Company’s Board, Mr. Benatti was granted a stock option award covering 54,000 shares of the Company’s common stock under the Company’s 2019 Equity Incentive Plan. The exercise price of the options will be equal to the closing sales price of the Company’s common stock on the date of grant and will vest in equal annual installments over the 3-year period following the grant date, subject to his continued service as a member of the Board through each such vesting date.

The Company has entered into the Company’s standard form of indemnification agreement with Mr. Benatti. The indemnification agreement provides, among other things, that the Company will indemnify Mr. Benatti for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted by law. The form of indemnification agreement was previously filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (No. 333-230853), as amended, as originally filed on April 12, 2019, and is incorporated herein by reference.

There are no family relationships between Mr. Benatti and any of the Company’s current or former directors or executive officers. Mr. Benatti is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company may, if required, file EryDel’s financial statements for the periods required under Rule 8-04(b) of Regulation S-X by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company may, if required, file the pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINCE THERAPEUTICS, INC.

	By:	/s/ Dirk Thye
Date: October 23, 2023	Name:	Dirk Thye
	Title:	Chief Executive Officer